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                                [WITCO LOGO]
   Witco Corporation, 520 Madison Avenue, New York, NY 10022-4236 Telephone:
                         212-605-3800 Fax: 212-605-3826

   WILLIAM R. TOLLER
   Chairman of the Board
   Chief Executive Officer

   March 28, 1994

   TO THE SHAREHOLDERS OF WITCO CORPORATION:

   The 1994 Annual Meeting of Shareholders of Witco Corporation will take place on Wednesday, April 27, 1994 beginning at 2:00 p.m. Eastern Daylight Savings Time in the offices of The Chase Manhattan
   Bank, N.A., 410 Park Avenue, New York, New York on the 5th floor. The matters to be taken up at the meeting are described in the enclosed proxy statement.

   Your vote and participation in the Annual Meeting of Shareholders is important. Whether you plan to attend the meeting or not, please review carefully the enclosed proxy statement, complete the form of proxy on the reverse side, and return the form promptly in the envelope provided.

   If you do plan to attend the meeting, we look forward to seeing you at the meeting.

   Sincerely,

   Chairman

                              \/ FOLD AND DETACH HERE \/

                                   WITCO CORPORATION
 P
 R         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
 O                  FOR THE ANNUAL MEETING TO BE HELD APRIL 27, 1994
 X
 Y The undersigned hereby appoints Denis Andreuzzi, Michael D. Fullwood, William E. Mahoney, Dustan E. McCoy and William R. Toller, or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of WITCO CORPORATION held of record by the undersigned on March 10, 1994, at the ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 27, 1994 at 2:00 P.M., at
      The Chase Manhattan Bank, N.A., 410 Park Avenue, Fifth Floor, New York, New York, and at any adjournments thereof.

      This proxy when properly executed will be voted as specified herein. If no specification is made, it is the intention of the proxies to vote FOR proposals 1, 2, 3, 4 and 5.

      Please indicate your vote for the election of Directors on the reverse. The nominees are:
                 Simeon Brinberg, William R. Grant, Richard M. Hayden and William R. Toller

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
 Please sign the reverse side of this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.
                                                                                                SEE
                                                                                              REVERSE
                                                                                               SIDE
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                                  \/ FOLD AND DETACH HERE \/

         / X /      PLEASE MARK YOUR
                    VOTES AS IN THIS
                    EXAMPLE.                                    0581


        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR
PROPOSALS 2, 3, 4 AND 5.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

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
                                                                   FOR        WITHHELD
   To vote for all items AS         / /        1. Election of      / /          / /
   RECOMMENDED BY THE BOARD OF                    Directors
   DIRECTORS, mark this box,                      (see reverse)
   sign, date and return this
   proxy. (NO ADDITIONAL VOTE IS               For all nominees, except those entered below:
   NECESSARY.)
                                               ---------------------------------------------
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                                FOR     AGAINST    ABSTAIN
2. To approve a                 / /       / /       / /
   proposed amendment to
   the present Restated
   Certificate of
   Incorporation to
   authorize
   indemnification of
   directors and
   officers to the
   fullest extent
   permitted by
   applicable law.

3. To approve a form            / /       / /       / /
   of indemnification
   agreement between the
   Company and its
   directors and
   officers.

4. To approve a                 / /       / /       / /
   proposed amendment
   and restatement in
   full of the Company's
   present Restated
   Certificate of
   Incorporation (with
   certain amendments
   not included in
   Proposal No. 2).

5. To ratify the                / /       / /       / /
   appointment of Ernst
   & Young as the
   Company's independent
   auditors for 1994.

6. To transact such
   other business as may
   properly come before
   the meeting.


SIGNATURE(S) ______________________________________________ DATE _______________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.